Exhibit 99.1

MAQUIA CAPITAL ACQUISITION CORPORATION AND IMMERSED INC. MUTUALLY AGREE TO TERMINATE BUSINESS COMBINATION AGREEMENT

Miami, Florida and Austin, Texas, May 22, 2024 (GLOBE NEWSWIRE) — Maquia Capital Acquisition Corporation, a special purpose acquisition company (Nasdaq: MAQC) (“Maquia”), and Immersed Inc., a Delaware corporation (“Immersed”), today announced that effective as of May 20, 2024, they mutually agreed to immediately terminate the previously announced Business Combination Agreement (the “Business Combination Agreement”).

Maquia intends to continue to pursue the consummation of a business combination with an appropriate target.

Additional information about the termination of the Business Combination Agreement will be provided in a Current Report on Form 8-K to be filed by Maqua with the SEC and available at www.sec.gov.

About Maquia Capital Acquisition Corporation

Maquia Capital Acquisition Corporation is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company is led by Chief Executive Officer, Jeff Ransdell, Chief Financial Officer, Jeronimo Peralta, Chief Operating Officer, Guillermo Cruz, and Chief Investment Officer, Maggie Vo.

About Immersed

Immersed is a leading provider of enterprise AI productivity solutions that digitally transform the working environment to enhance worker and company efficiency. Founded in 2017 and headquartered in Austin, Texas, Immersed has developed some of the leading spatial computing software optimized for enterprise, that allows users to work full-time with their team in virtual AR/VR spaces. Immersed is also developing purpose-built spatial computing hardware that bridges the physical world to the virtual world (the "Visor", that Immersed intends to develop with a major AR/VR manufacturing company) and an AI assistant trained for enterprise office productivity using a multi-modal Large Language Model (LLM) named "Curator" that it believes has the potential to vastly increase worker productivity. With its innovative spatial computing software and AI-driven solutions, Immersed believes it is well positioned to help organizations adapt to the changing dynamics of the workforce and equip employees with the skills and capabilities needed for the jobs of the future.

Forward-Looking Statements

Certain statements included in this press release may be considered forward-looking statements. Forward-looking statements are statements that are not historical facts and generally relate to future events or future financial or other performance metrics. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements, including the identification of a target business and a potential business combination or other such transaction, are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such forward looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Maquia, Immersed and their respective managements, are inherently uncertain and subject to material change. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, various factors beyond management’s control, including general economic conditions and other risks, uncertainties and factors set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in Maquia’s annual report on Form 10-K, filed with the SEC on April 16, 2024, and in other filings with the SEC.

Contact:

Guillermo Eduardo Cruz

Maquia Capital Acquisition Corporation

50 Biscayne Boulevard, Suite 2406, Miami, FL 33132

E-mail: guillermo@maquiacapital.com

Telephone: (305) 608-1395